Exhibit (g)(2)

FORM OF AMENDED AND RESTATED SCHEDULE A TO CUSTODY AGREEMENT

CERTIFICATION OF AUTHORIZED PERSONS

Pursuant to paragraphs 1(b) and 18(a) of the Agreement, the undersigned officers of Northern Funds hereby certify that the person(s) whose name(s) appear(s) below have been duly authorized by the Board of Trustees to give Instructions on behalf of the Fund.

NAME

Lloyd A. Wennlund

Randal E. Rein

Kevin P. O’Rourke

Michael G. Meehan

Craig R. Carberry

Owen T. Meacham

Jose J. Del Real

Certified as of the [    ] day of [        ], 2016:

OFFICER:	OFFICER:

(Signature)	(Signature)

(Name)	(Name)

Secretary	President
(Title)	(Title)

A-1